UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	JANUARY 26, 2005

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	001-07260 (Commission File Number)	NOT APPLICABLE (IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)		L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)(c)     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As announced on January 27, 2005 by the registrant, William R. Kerr has decided to step down from the position of chief financial officer of the registrant and its subsidiary Nortel Networks Limited (NNL) effective February 13, 2005. Mr. Kerr has agreed to serve as senior advisor to the president and chief executive officer of the registrant and NNL.

As also announced on January 27, 2005 by the registrant, Peter W. Currie, 54, has been appointed chief financial officer of the registrant and NNL effective February 14, 2005. The registrant entered into an employment agreement with Peter W. Currie in connection with his appointment as chief financial officer, as of February 14, 2005, setting forth certain terms of Mr. Currie’s employment. The agreement provides that Mr. Currie will receive a base salary of US$600,000 (per annum) and a bonus of US$300,000 to be paid within 60 days of commencing employment. Mr. Currie will be eligible for a target annual bonus of 100% of base salary under the annual bonus plan of NNL (known as the SUCCESS Incentive Plan), based on the generally applicable performance criteria under such plan. For 2005, Mr. Currie will receive a guaranteed annual bonus under the SUCCESS Incentive Plan of at least 100% of base salary, pro-rated for the number of months of active employment. The agreement also specifies that Mr. Currie will be eligible to participate in all of the employee benefit plans and the registrant’s Executive Retention and Termination Plan in accordance with the generally applicable terms of such plans.

Mr. Currie, who was previously employed in various finance positions at Nortel from 1979 to 1992, including general auditor, controller and vice president, finance for different business segments, and from 1994 to early 1997 as senior vice president and chief financial officer, joined Royal Bank of Canada in 1997, most recently holding the position of vice chairman and chief financial officer of RBC Financial Group until September 2004.

* * *

As announced on January 27, 2005 by the registrant, MaryAnne E. Pahapill will resign from the position of controller of the registrant and NNL effective February 6, 2005.

As also announced on January 27, 2005 by the registrant, Karen E. Sledge, 43, has been appointed controller on an interim basis of the registrant and NNL effective February 7, 2005. Ms. Sledge will receive a base salary of US$289,000 (per annum) and will be eligible for a target annual bonus of 35% of base salary under the SUCCESS Incentive Plan, based on the generally applicable performance criteria under such plan. Ms. Sledge will be eligible to participate in all of the employee benefit plans and the registrant’s Executive Retention and Termination Plan in accordance with the generally applicable terms of such plans.

Ms. Sledge joined Nortel in 1985 as a financial analyst. After holding various finance positions with Nortel, she became director finance, Europe Region before returning to the U.S. as finance director West Coast Control and then later became U.S. controller in August 2002. In July 2003, Ms. Sledge was appointed assistant controller of the registrant and NNL.

Item 8.01     Other Events

On January 27, 2005, the registrant issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).

Item 9.01     Financial Statements and Exhibits

99.1	Press Release issued by the registrant on January 27, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

	By:	/s/ William J. Donovan
William J. Donovan
Senior Vice President, Human Resources

	By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant General Counsel — Securities and Corporate Secretary
Dated: February 1, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the registrant on January 27, 2005.